Exhibit 99.1

Resources Connection, Inc. Reports First Quarter Results for Fiscal 2019

Q1 2019 revenue increases 26.5% YOY to $178.6 million

SG&A as a percent of revenue improves by 40 basis points sequentially and 200 basis points YOY

Gross margin improves 20 basis points YOY

Q1 2019 diluted earnings per common share increases to $0.18 compared to $0.07 in prior year quarter

Q1 2019 net income increases to $9.2 million compared to $5.0 million in prior year quarter

Q1 2019 Adjusted EBITDA Margin at 7.4% compared to 5.6% in prior year quarter

IRVINE, Calif.--(BUSINESS WIRE)--October 3, 2018--Resources Connection, Inc. (Nasdaq: RECN), a multinational business consulting firm, operating as Resources Global Professionals (the “Company” or “RGP”), today announced its financial results for the first quarter ended August 25, 2018.

First Quarter 2019 Revenue Financial Highlights

  Revenue of $178.6 million, up $37.4 million (26.5%) over first quarter of fiscal 2018.
  U.S. revenue* increased 24.8% over first quarter of fiscal 2018.
  European revenue increased 36.5% (35.8% constant currency**) over first quarter of fiscal 2018 (increased 8.6% excluding taskforce acquisition); eleventh successive quarter-over-quarter growth.
  Asia Pacific revenue increased 15.9% (16.1% constant currency**) over first quarter of fiscal 2018.

Management Commentary

“These quarterly results reflect where we are headed: driving strategic revenue growth and managing costs across our platform to improve the bottom line,” said Kate Duchene, president and chief executive officer. “We are very pleased by the growth we delivered this quarter in North America, Europe and Asia Pac, as well as the mix of business we are building. As we continue to wind down transformation and acquisition costs over the next few quarters, we intend to deliver more profit to the bottom line. As we have communicated previously, we have strengthened the foundations of the business through our evolution the past 18 months; now we are keenly focused on delivering growth, expense management and improved EBITDA performance.”

Other First Quarter 2019 Financial Highlights

  Gross margin of 38.2% improved from 38.0% in the prior year first quarter due to lower costs in the Company’s self-insured medical program, partially offset by a higher pay rate to bill rate ratio.
  Selling, general and administrative (“SG&A”) expense of $56.4 million (31.6% of revenue) compared to $47.4 million (33.6% of revenue) in the first quarter of fiscal 2018 shows improvement as a percent of revenue of 200 basis points year-over-year. On a sequential basis, SG&A improved by $2.5 million or 40 basis points as a percent of revenue. Sequentially, transformation and acquisition expenses decreased in the first quarter by $2.1 million.
  Tax rate of 38% in the first quarter compared to 58% in the comparable period last year due primarily to the favorable impact of the Tax Cuts and Jobs Act, partially offset by non-benefit of losses in international operations and expenses related to unexercised stock options expiring.
  Pre-tax income increased in the first quarter to $9.2 million compared to $5.0 million in the prior year first quarter; net income increased to $5.7 million compared to $2.1 million in prior year first quarter.
  Diluted earnings per common share increased to $0.18 compared to $0.07 in the prior year first quarter.
  Adjusted EBITDA*** of $13.2 million (7.4% as a percent of revenue) compared to $7.9 million (5.6% as a percent of revenue) in the prior year first quarter.
  Net cash used in operating activities was $16.6 million compared to $13.1 million in the prior year first quarter; the primary cause of the increased use of cash was the increase in revenue in the current quarter (which increased the amount of accounts receivable at quarter-end) compared to the prior year first quarter.
  The Board of Directors approved a $0.01 increase in the per share dividend rate compared to the prior year first quarter, resulting in a dividend accrual of $0.13 per share to shareholders in the first quarter for $4.1 million (paid in September), compared to $0.12 per share and $3.6 million in the prior year first quarter. Company share buybacks in the first quarter totaled approximately 468,000 shares for $7.5 million, with $112.5 million remaining for future common stock purchases as of August 25, 2018.
  Cash and cash equivalents were $27.1 million as of August 25, 2018.

Update on Strategic Initiatives and Acquisitions

RGP has completed the implementation in North America of the strategic initiatives it laid out in fiscal 2017, and is now focused on implementation in Europe and Asia Pacific. These initiatives are already contributing meaningfully to the Company’s bottom line:

  Sales Culture Transformation: In fiscal 2019, RGP implemented a new incentive compensation program to focus on revenue generation and gross margin improvement.
  Business Model Redesign: The implementation of the Company’s new operating model for sales, talent and integrated solutions within RGP for North America delivered improved revenue growth and customer experience in fiscal 2018. The rollout of the operating model continues in Europe and Asia Pacific during fiscal 2019.
  Cost Containment: The Company remains focused on reducing SG&A expenses as a percent of revenue. With integration and special transformation costs largely complete, RGP expects SG&A to reduce as a percentage of revenue in the coming quarters.

Footnotes

*The Company completed its integration of the operations of Accretive Solutions, Inc. effective with the start of the first quarter of fiscal 2019. Accretive was acquired December 4, 2017. With the completion of the integration of Accretive, it is not possible to identify separately revenue generated by legacy Accretive operations as opposed to RGP; therefore, the Company is unable to provide a separate organic revenue amount for the first quarter of fiscal 2019. The Company’s other acquisition during fiscal 2018, taskforce, remains separate for accounting purposes in Europe and, in order to provide a more comprehensive view of revenue trends in our European business, organic revenue is presented and defined as revenue without the revenue of taskforce for the applicable period. A table is provided below with revenue data on an as-reported basis (GAAP) for the respective periods and revenue without taskforce in the same periods. The table also reports the impact on revenue of exchange rate fluctuations between the United States dollar and currencies in countries in which the Company operates.

**Year over year constant currency results for international revenue are computed using the comparable first quarter fiscal 2018 conversion rates, and the sequential quarter constant currency international revenue is computed using the comparable fourth quarter fiscal 2018 conversion rates.

***Adjusted EBITDA, a non-GAAP financial measure, is defined as earnings before interest, income taxes, depreciation, amortization, contingent consideration adjustments and stock-based compensation. A reconciliation table is provided below.

Conference Call Information

RGP will hold a conference call for analysts and investors at 5:00 p.m. ET today, October 3, 2018. This conference call will be available for listening via a webcast on the Company’s website: http://www.rgp.com. An audio replay of the conference call will be available through October 10, 2018 at 855-859-2056. The conference ID number for the replay is 9074217. The call will also be archived on the RGP website for 30 days.

About RGP

RGP, the operating subsidiary of Resources Connection, Inc. (Nasdaq: RECN), is a multinational business consulting firm that helps leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting; finance; governance, risk and compliance management; corporate advisory, strategic communications and restructuring; information management; human capital; supply chain management; and legal and regulatory.

RGP was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 4,000 professionals, annually serving over 2,400 clients around the world from 74 practice offices.

Headquartered in Irvine, California, RGP has served 86 of the Fortune 100 companies.

The Company is listed on the Nasdaq Global Select Market, the exchange’s highest tier by listing standards. More information about RGP is available at http://www.rgp.com. (RECN-F)

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should” or “will” or the negative of these terms or other comparable terminology. In this press release, such statements include statements regarding our expectations for growth, expense management, financial performance and the impact of our strategic initiatives. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include our ability to successfully execute on our strategic initiatives, our ability to compete effectively in the highly competitive professional services market and to secure new projects from clients, seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Quarterly Report on Form 10-Q and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

RESOURCES CONNECTION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended
	August 25,	August 26,
	2018	2017
	(Unaudited)
Revenue	$178,558	$141,186
Direct cost of services	110,407	87,488
Gross margin	68,151	53,698
Selling, general and administrative expenses (1)	56,366	47,415
Operating income before amortization and depreciation (1)	11,785	6,283
Amortization of intangible assets	955	-
Depreciation expense	1,069	940
Operating income (1)	9,761	5,343
Interest expense	605	337
Interest income	(79)	(28)
Income before provision for income taxes (1)	9,235	5,034
Provision for income taxes (2)	3,494	2,922
Net income (1), (2)	$5,741	$2,112
Net income per common share:
Basic (1), (2)	$0.18	$0.07
Diluted (1), (2)	$0.18	$0.07
Weighted average common shares outstanding:
Basic	31,742	29,809
Diluted	32,468	30,059
Cash dividends declared per common share	$0.13	$0.12
EXPLANATORY NOTES

(1)	Selling, general and administrative expenses include non-cash compensation expense for employee stock option grants, restricted share grants and employee stock purchases of $1.4 million and $1.6 million for the three months ended August 25, 2018 and August 26, 2017, respectively. The expense for the quarter ended August 26, 2017 includes approximately $0.1 million related to accelerated vesting of stock options as part of the agreement with a departing senior executive.

(2)	The Company’s effective tax rate was approximately 38% and approximately 58% for the three months ended August 25, 2018 and August 26, 2017, respectively. On December 22, 2017, the Tax Cuts and Jobs Act was enacted in the U.S. which lowered the US statutory federal tax rate from 35% to 21% effective January 1, 2018, resulting in a blended US statutory federal tax rate of approximately 29% implemented in the third quarter of fiscal year ended May 26, 2018.

For all periods presented, the Company is unable to benefit from, or has limitations on the benefit of, tax losses in certain foreign jurisdictions. To a lesser extent, the accounting treatment under GAAP for the cost associated with unexercised expiring stock options and shares purchased through the Employee Stock Purchase Plan has caused volatility in the Company’s effective tax rate.

RESOURCES CONNECTION, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Dollars in thousands)

	Three Months Ended
	August 25,	August 26,
	2018	2017
	(Unaudited)

Net income	$5,741	$2,112
Adjustments:
Amortization of intangible assets	955	-
Depreciation expense	1,069	940
Interest expense	605	337
Interest income	(79)	(28)
Provision for income taxes	3,494	2,922
EBITDA	11,785	6,283
Stock-based compensation expense	1,361	1,612
Contingent consideration adjustment	97	-
Adjusted EBITDA	$13,243	$7,895
Revenue	$178,558	$141,186
Adjusted EBITDA Margin	7.4%	5.6%

EXPLANATORY NOTE

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance with, GAAP to assess our financial and operating performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. EBITDA is calculated as net income before amortization of intangible assets, depreciation expense, interest and income taxes. Adjusted EBITDA is calculated as EBITDA plus stock-based compensation expense plus or minus contingent consideration adjustments. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenue. We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, which are used by management to assess the core performance of our Company, also provide useful information to our investors because they are alternative financial measures that investors can also use to assess the core performance of our Company and compare it to the Company’s peers. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity. These measures should be considered in addition to, and not as a substitute for, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC.
SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION
(Amounts in thousands, except consultant headcount and average rates)

	August 25,	May 26,
SELECTED BALANCE SHEET INFORMATION:	2018	2018
	(Unaudited)

Cash and cash equivalents	$27,053	$56,470
Accounts receivable, less allowances	$137,629	$130,452
Total assets	$408,439	$432,674
Current liabilities	$72,636	$94,524
Total stockholders’ equity	$268,321	$268,825

	Three Months Ended
	August 25,	August 26,
SELECTED CASH FLOW INFORMATION:	2018	2017
	(Unaudited)

Cash flow -- operating activities	$(16,601)	$(13,129)
Cash flow -- investing activities	$(1,073)	$(382)
Cash flow -- financing activities	$(11,667)	$(465)

	August 25,	May 26,
SELECTED OTHER INFORMATION:	2018	2018
Consultant headcount, end of period	3,176	3,247
Average bill rate, first quarter	$124	$124
Average pay rate, first quarter	$63	$64
Average bill rate (constant currency-Q1 18), first quarter	$124	--
Average pay rate (constant currency-Q1 18), first quarter	$63	--
Common shares outstanding, end of period	31,498	31,614

RESOURCES CONNECTION, INC.
CONSTANT CURRENCY REVENUE COMPARISON
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	August 25,	August 26,
WITH ACQUISITIONS	2018	2017	% Change
Consolidated Revenue -- GAAP	$178,558	$141,186	26.5%
Consolidated Revenue -- Constant Currency (1)	$178,750		26.6%
United States Revenue -- GAAP	$141,229	$113,125	24.8%
Europe Revenue -- GAAP	$20,684	$15,149	36.5%
Europe Revenue -- Constant Currency (1)	$20,571		35.8%

	Three Months Ended
	August 25,	May 26,
WITH ACQUISITIONS	2018	2018	% Change
Consolidated Revenue -- GAAP	$178,558	$183,791	-2.8%
Consolidated Revenue -- Constant Currency (2)	$180,105		-2.0%
United States Revenue -- GAAP	$141,229	$144,033	-1.9%
Europe Revenue -- GAAP	$20,684	$23,446	-11.8%
Europe Revenue -- Constant Currency (2)	$21,709		-7.4%

	Three Months Ended
	August 25,	August 26,
WITHOUT ACQUISITIONS	2018	2017	% Change
Consolidated Revenue -- without taskforce (3)	$174,333	$141,186	23.5%
Consolidated Revenue -- Constant Currency (1)	$174,577		23.7%
United States Revenue -- GAAP	$141,229	$113,125	24.8%
Europe Revenue -- without taskforce (3)	$16,459	$15,149	8.6%
Europe Revenue -- Constant Currency (1)	$16,399		8.3%

(1) The percentage change in revenue on a constant currency basis is calculated using the average foreign exchange rates for the first quarter of fiscal 2018 and applying those rates to foreign-denominated revenue in the first quarter of fiscal 2019.

(2) The percentage change in revenue on a constant currency basis is calculated using the average foreign exchange rates for the fourth quarter of fiscal 2018 and applying those rates to foreign-denominated revenue in the first quarter of fiscal 2019.

(3) The taskforce acquisition was completed near the start of the second quarter of fiscal 2018. To provide a comparison to the prior year first quarter, consolidated revenue and European revenue are presented for the first quarter of fiscal 2019 without taskforce revenue of $4.2 million.

EXPLANATORY NOTE

In order to provide a more comprehensive view of trends in our business, this table shows revenue data on an as-reported basis (GAAP) for the respective periods and relative change in the same periods from the impact on revenue of exchange rate fluctuations between United States dollar and currencies in countries in which the Company operates. The "without acquisitions" columns exclude only the revenue of taskforce, acquired September 1, 2017. Revenue for the three months ended August 25, 2018 potentially attributable to Accretive, acquired December 4, 2017, cannot be segregated as the legacy operations of Accretive have been fully integrated into daily operations of RGP as of May 27, 2018.

CONTACT:
Resources Connection, Inc.
Media Contact:
Michael Sitrick
(US+) 1-310-788-2850
mike_sitrick@sitrick.com
or
Analyst Contact:
Herb Mueller, Chief Financial Officer
(US+) 1-714-430-6500
herb.mueller@rgp.com